EXHIBIT 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of:

Environmental Science and Technologies, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First” so that, as amended, said Article shall be and read as follows:

The name of the Corporation shall be The Enviromart Companies.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of January 2015.

By: /s/ George R. Adyns

Authorized Officer

Title: Chief Financial Officer

Name: George Adyns

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Apex 5 Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Apex 5 Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” and “FOURTH” so that, as amended said Article shall be and read as follows:

FIRST: The name of the Corporation is: Environmental Science and Technologies, Inc.

FOURTH: “The total number of authorized shares which the corporation is authorized to issue is 250,000,000 shares of common stock having a par value of $0.000100 per share and 5,000,000 shares of preferred stock having a par value of $0.000100 per share”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Apex 5 Inc. has caused this certificate to be signed by an authorized officer, this 20th day of December, 2012

By: /s/ Michael R. Rosa

Name: Michael R. Rosa

Title: President, CEO

CERTIFICATE OF INCORPORATION

OF

Apex 5 Inc.

First: the name of the corporation is: Apex 5 Inc.

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares having a par value of $0.0001 per share.

Fifth: The business and affairs of the corporation shall be managed by or under the direction of the board of directors and the directors need not be elected by ballot unless required by the bylaws of the corporation.

Sixth: This Corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

Seventh: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

Eight: The Corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

Ninth: The incorporator is Richard H. Bell in care of Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958.

Tenth: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true: and have accordingly signed below, this 18th day of June, 2012.

Signed and Attested to by:

/s/ Richard H. Bell

HARVARD BUSINESS SERVICES, INC.

By Richard H. Bell, Incorporator